UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under §240.14a-12

FIRST HORIZON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following e-mail was sent to clients of VirtualBank, part of First Horizon Bank.

VirtualBank to join TD Bank

Dear VirtualBank Client,

I am pleased to share some exciting news about VirtualBank, part of First Horizon Bank. On Monday, February 28, First Horizon announced it had entered into a definitive agreement to be acquired by TD Bank Group.

We believe this merger and our combined offerings will significantly enhance our ability to serve you, our client, with world-class financial products and services delivered by bankers you know and trust.

Our commitment to you is that the financial services we deliver for you will continue to be personal and accessible – and backed by advanced time-saving technology.

Together with TD

TD Bank, America's Most Convenient Bank (TD) and a member of TD Bank Group, is a strong, well-capitalized institution. Together, we will be the sixth-largest U.S. bank by assets, enabling us to optimize our service to meet your changing needs with investments in technology and talent.

You may not be familiar with TD, but they carry an exceptional reputation as a leader in financial services and have earned one of the highest credit ratings of any U.S. bank. Like First Horizon, TD has a relationship-focused, local-market approach designed to help you and your business grow through consistent execution and creative solutions.

You may also be interested to know:

•	TD has over 25,000 U.S. associates, over 1,100 banking centers and is headquartered in Cherry Hill, NJ.

•	The combined organization will have approximately $614 billion in assets[1] across 22 states.

•	The combined organization will continue to have a significant operating presence in all of the markets in which both companies operate today, including a regional hub in Memphis, TN.

Looking ahead

The transaction is expected to close in the first quarter of TD's 2023 fiscal year,2 subject to satisfaction of customary closing conditions. Until the close of the transaction, First Horizon will continue to be a separate, independent company, and we will work hard to keep you well informed of any changes that may impact your service.

If you have questions, please feel free to contact us at 1-877-998-2265 (Monday – Friday, 8:30 a.m. – 5:30 p.m. ET). You can also visit firsthorizon.com/td for additional information.

Thank you in advance for your continued confidence in us.

Sincerely,

Bryan Jordan

President, Chief Executive Officer

1 Combined financial data for TD Group US Holdings and First Horizon as of December 31, 2021.

2 TD Bank Group’s fiscal year begins on November 1, 2022, and ends on October 31, 2023.

VirtualBank, a division of First Horizon Bank.

©2022 First Horizon Bank. 165 Madison Ave., Memphis, TN 38103. Member FDIC. www.firsthorizon.com.

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Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to First Horizon Corporation’s (the “First Horizon”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target,” “plan,” “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and The Toronto-Dominion Bank (“TD”); the outcome of any legal proceedings that may be instituted against First Horizon or TD, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD related to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of First Horizon; certain restrictions during the pendency of the merger that may impact First Horizon’s ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon’s success in executing its business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; exchange rates; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions and other regulators, legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2021, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.firsthorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC.

Important Other Information

In connection with the proposed transaction with TD, First Horizon has filed a preliminary proxy statement and other materials with the SEC, and intends to file additional relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. All preliminary materials are subject to completion.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION WITH TD.

Investors and shareholders of First Horizon will be able to obtain a free copy of the definitive proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the definitive proxy statement and the filings with the SEC that will be incorporated by reference in that proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon Corporation, 165 Madison, Memphis, TN 38103, telephone (901) 523- 4444.

Participants in the Solicitation

First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 14, 2022, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.